UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 16, 2013, the Board of Directors (the “Board”) of IDT Corporation (the “Registrant” or the “Company”) voted to increase the size of the Company’s Board from five to six members.  The Board further voted to elect Michael Chenkin to fill the vacancy.

Mr. Chenkin is a Certified Public Accountant and worked in the Audit Department of Coopers and Lybrand from 1974 to 1993 and as a consultant to the securities industry from 1993 to 2008 with an emphasis on business implementation, internal controls, compliance and regulatory matters for large financial institutions.  From August 2008 through October 2009, Mr. Chenkin worked for Benten Management, a money management company.   Mr. Chenkin received a Bachelors of Science degree from Cornell University and a Masters in Business Administration from Columbia University.

There are no arrangements or understandings between Mr. Chenkin and any other person pursuant to which Mr. Chenkin was appointed to the Board.  Mr. Chenkin was elected to serve on each of the Audit Committee, Corporate Governance Committee and on the Compensation Committee of the Board.  Mr. Chenkin will also serve as a Financial Expert to the Audit Committee.  There are no related person transactions between Mr. Chenkin and the Registrant pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman and Chief Executive Officer

Dated: October 21, 2013